EXHIBIT 99.1

Midwest Energy Emissions Corp. Announces $13.5 Million Private Placement of Common Stock

LEWIS CENTER, OH – November 15, 2016 – Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C" or the "Company"), a leader in mercury emissions control for the North American power industry, today announced that it has entered into definitive purchase agreements for the sale of approximately $13.5 million in shares of its common stock in a private placement transaction with certain institutional and accredited investors.

Pursuant to the terms of the purchase agreements, ME2C has agreed to sell an aggregate of approximately 11.2 million shares of common stock at a price of $1.20 per share. This financing will generate aggregate gross proceeds at closing of approximately $13.5 million, before deducting placement agent fees and estimated offering expenses. The private placement is anticipated to close on or about November 18, 2016, subject to the satisfaction of customary closing conditions.

A select group of qualified institutional buyers, institutional accredited investors and other accredited investors participated in the private placement. ME2C expects to use the net proceeds from the private placement for the purchase of intellectual property, debt repayment, working capital and general corporate purposes.

Oppenheimer & Co. is acting as lead placement agent. Feltl and Company is acting as co-placement agent.

The shares of common stock of ME2C sold in the private placement have not been registered under the Securities Act of 1933, as amended, and as such the shares may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Midwest Energy Emissions Corp. (ME2C)

Midwest Energy Emissions Corp. (OTCQB: MEEC) delivers patented and proprietary solutions to the global coal-power industry to remove mercury from power plant emissions, providing performance guarantees, and leading-edge emissions services. The U.S. Environmental Protection Agency (EPA) MATS rule, which has been subject to legal challenges, requires that all coal- and oil-fired power plants in the U.S., larger than 25 mega-watts, must remove roughly 90% of mercury from their emissions starting April 15, 2015. ME2C has developed patented technology and proprietary products that have been shown to achieve mercury removal levels compliant with MATS at a significantly lower cost and with less operational impact than currently used methods, while preserving the marketability of fly-ash for beneficial use. For more information, please visit www.midwestemissions.com.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding the Company. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

Company Contact:

Richard MacPherson

Chief Executive Officer

Midwest Energy Emissions Corp.

Main: 614-505-6115

rmacpherson@midwestemissions.com

Investor Relations Contact:

Greg Falesnik

Managing Director

MZ Group - MZ North America

Main: 949-385-6449

greg.falesnik@mzgroup.us

www.mzgroup.us

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